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                                                             EXHIBIT 99.1



                 Harman, Thompson, Mallory and Ice, A.C.
                       Certified Public Accountants


Independent Auditors' Report


Board of Directors
Commercial BancShares, Inc.
Parkersburg, West Virginia

     We have audited the accompanying consolidated balance sheets of Commerical BancShares, Inc. and Subsidiaries as of December 31, 1997 and
1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commercial BancShares, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.



                                   /s/Harman, Thompson, Mallory and Ice, A.C.

Parkersburg, West Virginia
March 6, 1998


              Towne Square, Parkersburg, West Virginia  26102